UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2009

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860)403-5000

NOT APPLICABLE

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) David R. Pellerin, CPA, Senior Vice President and Chief Accounting Officer of The Phoenix Companies, Inc. (the “Company”), has been appointed as the Chief Risk Officer of the Company.  In connection with his appointment to this position, Mr. Pellerin ceased serving as the Chief Accounting Officer of the Company, effective August 25, 2009.

(c) On August 25, 2009, Michael E. Hanrahan, CPA, was appointed as the Company’s acting Chief Accounting Officer.  Mr. Hanrahan, age 48, is currently Vice President, Corporate Accounting of the Company. He will assume the responsibilities and position of Chief Accounting Officer of the Company in addition to his current duties. Mr. Hanrahan has been Vice President, Corporate Accounting of the Company since he joined the Company in November 2008. Prior to that, he was Vice President, Corporate Controller of Allied World Assurance Company (formerly Darwin Professional Underwriters), a specialty insurance company, from September 2006 to November 2008. Prior to that, he was Vice President, Retirement Division Controller of Prudential Financial, an insurance and investment products and services company, from April 2004 (when Prudential acquired CIGNA’s retirement business where he worked since March 1996) to September 2006.  The Company is not making any changes to the current compensation arrangements for Mr. Hanrahan in connection with his appointment as acting Chief Accounting Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: August 25, 2009	By:	/s/ John T. Mulrain
		Name:	John T. Mulrain
		Title:	Senior Vice President, General Counsel and Secretary